As filed with the Securities and Exchange Commission on September 26, 1996.

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)


                  Florida                                 59-2787476
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
             or organization)                                 No.)

   4350-C International Boulevard                            30093
          Norcross, Georgia                                (Zip Code)
(Address of principal executive offices)


                      Novoste Corporation Stock Option Plan
                            (Full title of the plan)


                                THOMAS D. WELDON
                               Novoste Corporation
                         4350-C International Boulevard
                             Norcross, Georgia 30093
                     (Name and address of agent for service)


                                 (770) 717-0904
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                    Proposed          Proposed
                                                    maximum           maximum
Title of securities to be     Amount to be       offering price      aggregate          Amount of
       registered              registered         per share(1)    offering price(1) registration fee
- ------------------------------------------------------------------------------------------------------
Common Stock,               2,182,325 shares(2)       $3.38         $7,376,258.50       $2,544.00
$.01 par value
======================================================================================================

      (1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of (i) 1,914,825 shares underlying outstanding options under the Stock Option Plan at a weighted average exercise price of $1.91 per share and (ii) the 267,500 balance of shares reserved for issuance under the Stock Option Plan at an average aggregate offering price of $13.875 per share, as computed based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on The Nasdaq Stock Market as of September 23, 1996.

      (2)Consists of 2,182,325 shares of Common Stock issuable upon exercise of options granted or to be granted under the Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

          *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following document which has heretofore been filed by Novoste Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") is hereby incorporated by reference in this Registration
Statement:

          1. The Registrant's Registration Statement on Form S-1 (File No. 333-4988).

          2. The Quarterly Report on Form 10-Q of the Registrant for the three
             (3) months ended June 30, 1996.

          All reports and proxy statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of the filings.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 607.0850 of the Florida 1989 Business Corporation Act grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article VI of the Registrant's Amended and Restated Articles of Incorporation and Article VIII of the Registrant's Amended and Restated By-Laws provide for indemnification of the Registrant's directors and officers (as well as the Registrant's employees and agents to whom the Registrant has agreed to grant indemnification) to the fullest extent permissible under applicable law.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          The following are filed as exhibits to this Registration Statement:

      Exhibit
        No.                          Description
      --------                       -----------

        4.1 - Copy of the Registrant's Stock Option Plan, with form of Incentive Stock Option Award.

         5    -  Opinion of Epstein Becker & Green, P.C.

       23(a)  -  Consent of Ernst & Young LLP.

       23(b)  -  Consent of Epstein Becker & Green, P.C. (included in
                 Exhibit 5).

        24    -  Power of Attorney (included in signature page of this
                 Registration Statement).

Item 9.   Undertakings

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions of Registrant's Amended and Restated Certificate of Incorporation or Amended and Restated ByLaws, as amended, or the provisions of the Florida 1989 Business Corporation Act or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 24th day of September, 1996.



                                        NOVOSTE CORPORATION



                                     By:  /s/ Thomas D. Weldon
                                          -------------------------------------
                                          Thomas D. Weldon
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Weldon and Norman R. Weldon, Ph.D., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


Signature                     Title                         Date
- ---------                     -----                         ----

/s/ Thomas D. Weldon          President, Chief Executive    September 19, 1996
- ----------------------------  Officer and Director
Thomas D. Weldon

/s/ David N. Gill             Vice President, Finance,      September 24, 1996
- ----------------------------  Chief Financial Officer
David N. Gill                 and Treasurer (Principal
                              Financial and
                              Accounting Officer)

/s/ Norman R. Weldon          Director                      September 19, 1996
- ----------------------------
Norman R. Weldon, Ph.D.

/s/ Charles E. Larson         Director                      September 24, 1996
- ----------------------------
Charles E. Larson

/s/ J. Stephen Holmes         Director                      September 20, 1996
- ----------------------------
J. Stephen Holmes

/s/ Richard M. Johnston       Director                      September 24, 1996
- ----------------------------
Richard M. Johnston

/s/ Pieter J. Schiller        Director                      September 20, 1996
- ----------------------------
Pieter J. Schiller

/s/ Jack R. Kelly, Jr.        Director                      September 24, 1996
- ----------------------------
Jack R. Kelly, Jr.

/s/ William E. Whitmer        Director                      September 20, 1996
- ----------------------------
William E. Whitmer

                                INDEX TO EXHIBITS


    Exhibit
      No.                             Description
    --------                          -----------

      4.1 Copy of the Registrant's Stock Option Plan, with form of Incentive Stock Option Award.

       5      Opinion of Epstein Becker & Green, P.C.

     23(a)    Consent of Ernest & Young LLP.

     23(b)    Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

      24 Power of Attorney (included in signature page of this Registration Statement).